UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 7, 2017

1st Constitution Bancorp
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2017, 1st Constitution Bancorp (the “Company”) and Robert F. Mangano entered into a Third Amendment (the “Third Amendment”) to the Amended and Restated Employment Agreement, dated as of July 1, 2010 (the “Employment Agreement”), by and between the Company and Mr. Mangano, President and Chief Executive Officer of both the Company and 1st Constitution Bank, a wholly-owned subsidiary of the Company (the “Bank”).  The Employment Agreement was previously amended by an Amendment, effective as of April 4, 2014, to the Employment Agreement, and a Second Amendment, effective as of April 12, 2016, to the Employment Agreement, as amended.

The Third Amendment (i) eliminates the provision that requires the term of the Employment Agreement, as amended, to end on Mr. Mangano’s seventy third birthday; (ii) clarifies that notice by the Company to Mr. Mangano of its intention to not extend the term of the Employment Agreement must be given no less than ninety (90) days prior to July 1st, in which case the term of the Employment Agreement will then expire on the day prior to the second anniversary of that July 1st and Mr. Mangano will not be entitled to any severance or other payments after the expiration and termination of the Employment Agreement; (iii) provides that upon Mr. Mangano’s retirement, the Company will offer Mr. Mangano the opportunity to enter into a consulting agreement with the Company, pursuant to which he will provide consulting services to the Company for no more than fifteen (15) hours per calendar month and be paid no salary other than reimbursement of expenses, for at least as long as is necessary for his unvested restricted stock and restricted stock units to vest; (iv) provides that upon Mr. Mangano’s retirement, options to purchase stock granted to Mr. Mangano pursuant to a stock equity plan of the Company will vest as provided in the stock equity plan or a grant agreement, but restricted stock and restricted stock unit awards granted to Mr. Mangano pursuant to a stock equity plan of the Company will not vest upon retirement, but in the event that Mr. Mangano enters into a consulting agreement with the Company immediately following his retirement under which he provides consulting services to the Company, then his restricted stock and restricted stock unit awards will not be forfeited upon his retirement, and the consultancy period will be treated as continued employment for purposes of vesting of his restricted stock and restricted stock units; (v) clarifies that in the event of a conflict between the terms of the Employment Agreement, as amended, and the terms of any of the Company’s stock equity plans, or any grant agreement, relating to Mr. Mangano’s retirement, the terms of the Employment Agreement, as amended, will control; and (vi) removes provisions in the Employment Agreement, as amended, relating to the Troubled Asset Relief Program’s Capital Purchase Program (the “CPP”), and references to the CPP, because the Company is no longer subject to the compensation provisions of the CPP.

The foregoing summary description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Title
10.1
Third Amendment, effective as of April 7, 2017, to the Amended and Restated Employment Agreement, dated as of July 1, 2010, by and between 1st Constitution Bancorp and Robert F. Mangano (the “Employment Agreement”), as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: April 12, 2017	By:	/s/ STEPHEN J. GILHOOLY
Name: Stephen J. Gilhooly
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Title
10.1
Third Amendment, effective as of April 7, 2017, to the Amended and Restated Employment Agreement, dated as of July 1, 2010, by and between 1st Constitution Bancorp and Robert F. Mangano (the “Employment Agreement”), as amended.